Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
____________________________________
| | CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

REGIONS BANK
(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
Regions Bank
Corporate Trust Department
1900 Fifth Avenue North, 26th Floor
Birmingham, Alabama 35203
(Address of principal executive offices)
_______________

Kristine Prall
Regions Bank, Corporate Trust
1180 West Peachtree Street, Suite 1200
Atlanta, Georgia 30309
(404) 581-3742
(Name, address and telephone number of agent for service)
____________________________

Mississippi Power Company
(Exact name of obligor as specified in its charter)

Mississippi	64-0205820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2992 West Beach Boulevard Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip code)
____________________________

Senior Notes
(Title of the indenture securities)

Item 1.    General information.

Furnish the following information as to the trustee -

(a)         Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309
Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.    List of Exhibits.

1.           Articles of Amendment to Articles of Incorporation, including the Second Amended and Restated Articles of Incorporation of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No.333-269983).

2.           Not applicable.

3.           Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-202769).

4.           By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No.333-269983).

5.           Not applicable.

6.           Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.
(Exhibit 6 to Form T-1 filed with Registration Statement No. 333-216229).

7.           Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

8.           Not applicable.

9.           Not applicable.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 25th day of July, 2023.

REGIONS BANK

By: /s/     Kristine Prall
Name:   Kristine Prall
Title:     Vice President

EXHIBIT 7

EXHIBIT 7

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RC-1

Regions Bank
Legal Title of Bank
Birmingham
City
AL **35203**
State Zip Code
FDIC Certificate Number: 12368

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2023

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	3,109,000	1.a
b. Interest-bearing balances (2)			0071	6,354,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)(3)			JJ34	790,000	2.a
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	28,215,000	2.b
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	463,000	2.c
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	0	3.a
			RCFD		
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	544,000	4.a
b. Loans and leases held for investment	B528	98,057,000			4.b
c. LESS: Allowance for loan and lease losses(7)	3123	1,472,000			4.c
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	**96,585,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	19,000	5
6. Premises and fixed assets (including capitalized leases)			2145	2,157,000	6
7. Other real estate owned (from Schedule RC-M)			2150	14,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	136,000	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets (from Schedule RC-M)			2143	6,299,000	10
11. Other assets (from Schedule RC-F)(6)			2160	8,440,000	11
12. Total assets (sum of items 1 through 11)			2170	**153,125,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
(4) Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
(5) Includes all securities resale agreements, regardless of maturity.
(6) Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
(7) Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

Regions Bank
Legal Title of Bank
FDIC Certificate Number: 12368

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RC-2

Schedule RC—Continued

Dollar Amounts in Thousands					
			RCON	Amount	
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)			2200	130,749,000	13.a
(1) Noninterest-bearing (1)	6631	51,897,000			13.a.1
(2) Interest-bearing	6636	78,852,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, Part II)			2200	N/A	13.b
(1) Noninterest-bearing	6631	N/A			13.b.1
(2) Interest-bearing	6636	N/A			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	0	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness)(from Schedule RC-M)			3190	2,014,000	16
17. and 18. Not applicable			RCFD		
19. Subordinated notes and debentures (4)			3200	496,000	19
20. Other liabilities (from Schedule RC-G)			2930	4,245,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**137,504,000**	21
22. Not applicable					
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	0	24
25. Surplus (exclude all surplus related to preferred stock)			3839	16,399,000	25
26. a. Retained earnings			3632	2,047,000	26.a
b. Accumulated other comprehensive income (5)			B530	-2,844,000	26.b
c. Other equity capital components (6)			A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)			3210	**15,602,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries			3000	19,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)			G105	**15,621,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)			3300	**153,125,000**	29

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Regions Bank
Legal Title of Bank
FDIC Certificate Number: 12368

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Page 19 of 91
RC-3

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022

RCFD	Number	
6724	2a	M.1

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

2. Bank's fiscal year-end date(report the date in MMDD format)

RCON	**MMDD**	
8678	1231	M.2